Exhibit 21.1

Subsidiaries of Registrant

Name of Entity	State of Formation
Capital Lodging Limited Partnership, L.P.	DE
Capital Lodging General Partner, LLC	DE
CL Corp.	DE
Capital Lodging TRS Holdings, Inc.	DE
Capital Lodging TRS HV Beverage, Inc.	DE
Capital Lodging Billings Bevco, Inc.	DE
Capital Lodging TRS HV East Operations, Inc.	DE
Capital Lodging TRS HV West Operations, Inc.	DE
Capital Lodging TRS Operations, Inc.	DE
Capital Lodging Palm Springs, LLC	DE
Capital Lodging St. Anthony, LLC	DE
Capital Lodging Branson, LLC	DE
Capital Lodging Dallas, LLC	DE
Capital Lodging Stockton, LLC	DE
Capital Lodging Bensalem, LLC	DE
Capital Lodging Charlotte University, LLC	DE
Capital Lodging Atlanta, LLC	DE
Capital Lodging Pittsburgh, LLC	DE
Capital Lodging Frederick Dome, LLC	DE
Capital Lodging York, LLC	DE
Capital Lodging Greensburg, LLC	DE
Capital Lodging Charlotte Airport, LLC	DE
Capital Lodging Beaver Falls, LLC	DE
Capital Lodging Indiana, LLC	DE
Capital Lodging Raleigh/Durham, LLC	DE
Capital Lodging Tallahassee, LLC	DE
Capital Lodging Uniontown, LLC	DE
Capital Lodging Clarion, LLC	DE
Capital Lodging Leesburg, LLC	DE
Capital Lodging Cumberland, LLC	DE
Capital Lodging Harrisonburg, LLC	DE
Capital Lodging Newport News, LLC	DE
Capital Lodging Asheville, LLC	DE
Capital Lodging Pottstown, LLC	DE
Capital Lodging Frederick Express, LLC	DE
Capital Lodging Harrisburg, LLC	DE
Capital Lodging Oak Ridge, LLC	DE
Capital Lodging HV East Property Holdings, LLC	DE
Capital Lodging HV East Properties, LLC	DE
Capital Lodging HV West Property Holdings, LLC	DE
Capital Lodging HV West Properties, LLC	DE